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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 28, 1997, and to all references to our Firm included in or made a part of this Registration Statement.



                                                   /s/ ARTHUR ANDERSEN LLP
                                                       Arthur Andersen LLP



Denver, Colorado

 November 20, 1997